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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Sento Corporation for the registration of 1,337,727 shares of its common stock and to the incorporation by reference therein of our report dated April 20, 2004, except for Note 11 as to which the date is May 11, 2004, with respect to the consolidated financial statements of Sento Corporation included in its Annual Report (Form 10-KSB) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Salt Lake City, Utah
May 25, 2004

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  Exhibit 23.1
Consent of Independent Auditors